EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or amended Registrant investment advisory contracts.

WADDELL & REED ADVISORS FUNDS

Appendices A and B to the Investment Management Agreement, amended May 18, 2017, were filed with the Securities and Exchange Commission by EDGAR on May 17, 2017, in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A, and are incorporated by reference herein.

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Investment Subadvisory Agreement by and between Wilshire Associates Incorporated and Waddell & Reed Investment Management Company regarding Waddell & Reed Advisors Wilshire Global Allocation Fund, effective May 18, 2017, was filed with the Securities and Exchange Commission by EDGAR on May 17, 2017, in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A, and is incorporated by reference herein.